Exhibit 99.1

Vincerx Pharma Reports First Quarter 2022 Financial Results and Provides a Corporate Update

Company to present poster on VIP152 at upcoming European Hematology Association Annual Meeting

Presented preliminary findings on VIP152 in gynecologic malignancies in poster at AACR Annual Meeting

Continues to execute on Phase 1b VIP152 clinical studies; on track to initiate Phase 2 VIP152 studies in 2H2022

On track for IND filing for VIP236 in 2H2022

Expected cash runway through 2023

PALO ALTO, Calif., May 12, 2022 – Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today reported financial results for the first quarter ended March 31, 2022 and provided a corporate update.

“In April, we presented positive preclinical and preliminary clinical data on PTEFb/CDK9 inhibitor VIP152 at AACR. These data, coupled with our findings presented at ASH last year, suggest that VIP152 has the potential to provide new treatment options for patients across various MYC and MCL-1-driven tumor types,” said Ahmed Hamdy M.D., Chief Executive Officer of Vincerx.

“We continue dosing patients in our VIP152 clinical program and are seeing improvements in trial enrollment following a challenging pandemic year,” added Dr. Hamdy. “This June, we are excited for our poster presentation at the annual European Hematology Association meeting, which will show data from patients with lymphoma treated with VIP152. We remain on track to initiate Phase 2 studies of VIP152 in the second half of this year.”

“Looking to the second half of this year and into 2023, we look forward to continuing to advance our preclinical bioconjugation platform - a diverse, modular platform of linkers and payloads that can be conjugated with antibodies and small molecules to create novel targeted therapeutics for a broad range of solid tumors and hematologic malignancies. We remain on track to file an IND in the second half of this year for VIP236, a small molecule drug conjugate (SMDC) engineered to bind an αvß3 integrin adhesion molecule that is abundantly expressed in advanced metastatic solid tumors. αvß3 is a hallmark of aggressive cancers and poor prognosis. We also remain on-target to file INDs in the second half of 2023 for our two initial antibody drug conjugates (ADCs), VIP943, an anti-IL3RA-KSPi, and VIP924, an anti-CXCR5-KSPi, both with a CellTrapper™ moiety. From a financial perspective, our current cash resources position us to continue to pursue our upcoming regulatory and clinical milestones,” concluded Dr. Hamdy.

RECENT CORPORATE HIGHLIGHTS

VIP152

•

Abstract accepted for poster presentation at the upcoming European Hematology Association (EHA) Annual Meeting, titled “VIP152 is a novel CDK9 inhibitor with improved selectivity, target modulation, and cardiac safety in patients with lymphoma.”

•	Presenting author: Melanie Frigault, PhD

•	Abstract number: P1269

•	Session date and time: Friday, June 10, 2022; 16:30-17:45 CEST

•

Presented poster, “VIP152, a selective CDK9 inhibitor, demonstrates sensitivity in gynecologic cell lines that are cisplatin sensitive or resistant and delivers in vivo antitumor efficacy,” at the American Association for Cancer Research (AACR) Annual Meeting in April 2022.

Bioconjugation Platform

•

Invited talk on the Company’s modular assets that can build innovative and high-potency ADCs titled, “ADCs with KSP-Inhibitor Payloads and a Tailored Design of Linker and Metabolite Profile,” at the Festival of Biologics meeting March 2022.

•

Continue to advance our next generation modular bioconjugation platform, comprised of a first-in-class SMDC for solid tumors (VIP236) and two best-in-class preclinical-stage assets for hematologic malignancies (VIP943 and VIP924).

•

VIP236 consists of an αvß3 integrin binder and a linker that is cleavable by neutrophil elastase. The payload is an optimized camptothecin derivative designed for high cellular permeability and low efflux. IND filing in solid tumors expected in 2H 2022.

•

VIP943 (anti-IL3RA) and VIP924 (anti-CXCR5) are two antibodies linked to a KSP inhibitor - a novel payload class in ADCs. These ADCs also have a stable linker specifically cleaved by legumain, a tumor associated protease. The payload (i.e., KSP inhibitor) is modified to be trapped in the cell by the CellTrapper™ moiety. Manufacturing is underway and IND filings expected in 2H 2023.

FIRST QUARTER FINANCIAL RESULTS

•

Vincerx Pharma had $96.5 million in cash as of March 31, 2022, as compared to $111.5 million as of December 31, 2021. Based on its current business plans and assumptions, Vincerx believes its available cash will be sufficient to meet its operating requirements through 2023.

•

Research and development (R&D) expenses for the quarter ended March 31, 2022 were $16.0 million, as compared to $4.8 million for the same period in 2021. The increase was primarily related to increases in manufacturing services of approximately $4.0 million, including the initiation of manufacturing associated with our ADC program, new employee salaries of approximately $2.5 million, third party research and preclinical work of approximately $2.0 million, clinical services of approximately $1.4 million and stock-based compensation of approximately $0.8 million.

•

General and administrative (G&A) expenses for the quarter ended March 31, 2022 were $5.6 million, as compared to $4.8 million for the same period in 2021. The increase was primarily related to new employee salaries and increases in legal (patent protection and filings), accounting and other professional services in support of our operations as a public company.

•

For the quarter ended March 31, 2022, Vincerx reported a net loss of $16.4 million, or $0.79 per share. For the quarter ended March 31, 2021, Vincerx reported a net loss of $6.3 million, or $0.46 per share.

ABOUT VINCERX PHARMA, INC.

Vincerx Pharma, Inc. (Vincerx) is a clinical-stage life sciences company focused on leveraging its extensive development and oncology expertise to advance new therapies intended to address unmet medical needs for the treatment of cancer. Vincerx has assembled a management team of biopharmaceutical experts with extensive experience in building and operating organizations that develop and deliver innovative medicines to patients. Vincerx’s current pipeline is derived from an exclusive license agreement with Bayer and includes a clinical-stage and follow-on small molecule drug program and a preclinical stage modular bioconjugation platform, which includes next-generation antibody-drug conjugates and innovative small molecule drug conjugates. For more information, please visit www.vincerx.com.

CAUTIONARY STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to: Vincerx’s business model, capital requirements and sufficiency of available cash, pipeline, strategy, timeline, product candidates and attributes and preclinical and clinical development and results. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control.

Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of the COVID-19 pandemic; risks associated with preclinical or clinical development and trials, including those conducted prior to Vincerx’s in-licensing; failure to realize the benefits of Vincerx’s license agreement with Bayer; risks related to the rollout of Vincerx’s business and the timing of expected business milestones; changes in the assumptions underlying Vincerx’s expectations regarding its future business or business model; Vincerx’s ability to develop and commercialize product candidates; Vincerx’s capital requirements and availability and uses of capital; the effects of competition on Vincerx’s future business; and the risks and uncertainties set forth in Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

CONTACTS

Bruce Mackle

LifeSci Advisors, LLC

646-889-1200

bmackle@lifesciadvisors.com

Vincerx Pharma, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$96,486	$111,459
Prepaid expenses and other current assets	1,578	382

Total current assets	98,064	111,841
Right-of-use assets	3,733	3,949
Property, plant and equipment, net	217	233
Other assets	1,867	1,653

Total assets	$103,881	$117,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,386	$2,019
Accrued expenses	6,051	4,715
Lease liability	852	738
Common stock warrant liabilities	1,236	6,447

Total current liabilities	11,525	13,919
Lease liability, net of current portion	3,186	3,436

Total liabilities	14,711	17,355

Total stockholders’ equity	89,170	100,321

Total liabilities and stockholders’ equity	$103,881	$117,676

Vincerx Pharma, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	For the three months ended March 31,
	2022	2021
Operating expenses:
General and administrative	$5,656	$4,791
Research and development	15,971	4,834

Total operating expenses	21,627	9,625

Loss from operations	(21,627)	(9,625)

Other income (expense)
Change in fair value of warrant liabilities	5,211	3,349
Other expense	(8)	—

Total other income	5,203	3,349

Net loss	$(16,424)	$(6,276)

Net loss per common share, basic and diluted	$(0.79)	$(0.46)

Weighted average common shares outstanding, basic and diluted	20,896	13,735